                                                                 EXHIBIT 10.1(1)

                              RESTATED AND AMENDED
                              EMPLOYMENT AGREEMENT

     This Amended and Restated Employment Agreement (the "Restated Agreement") is made as of August 14, 1996 by Leggett & Platt, Incorporated, a Missouri corporation (the "Company"), and Harry M. Cornell, Jr. (the "Executive").

                                    RECITALS

A. This Restated Agreement amends and restates in its entirety the Employment Agreement between the Company and the Executive dated May 9, 1979, as previously amended, supplemented or clarified (the "Employment Agreement").

B. This Restated Agreement eliminates certain provisions of the Employment Agreement which have become inapplicable due to the passage of time, and integrates the Employment Agreement and all prior supplements or amendments into a single comprehensive document.

C. The Executive has been employed by the Company since 1950 and has served as its President, Chief Executive Officer and/or Chairman of the Board of Directors since 1960. Over this period the Executive's services have contributed materially to the successful operation of the Company's businesses.

D. The Company desires that the Executive remain in the employment of the Company. Accordingly, the Compensation Committee (the "Compensation Committee") of the Board of Directors of the Company (the "Board") has recommended the execution of this Restated Agreement and the Board has authorized the execution of the same.

                                    AGREEMENT

     NOW THEREFORE, for good and valuable consideration, the Company and the Executive do restate and agree as follows:

     1.   Employment

     The Company hereby reaffirms its employment of the Executive as its Chairman of the Board and Chief Executive Officer, and the Executive hereby confirms his employment in that capacity.

     The Executive's employment under this Restated Agreement is subject to the terms and conditions set out below and will be carried out in Carthage, Missouri, at the Company's principal executive offices. However, the Executive acknowledges that the nature of his employment may require reasonable domestic and international travel from time to time.

     2.   Term

     2.1  Term

     The term of this Restated Agreement commenced on May 9, 1979 and shall end on December 31, 1998, unless terminated earlier in accordance with the provisions of this Restated Agreement.

     2.2  Early Termination

     The term of this Restated Agreement may be terminated prior to expiration by reason of any of the following:

     (a) by the Executive (but not the Company) upon six (6) months prior written notice;

     (b) in accordance with the Severance Benefit Agreement between the Company and the Executive dated as of May 9, 1984, as amended from time to time (the "Severance Benefit Agreement"), a copy of which is attached as Exhibit A for information purposes only;

     (c)  by the Executive's death;

     (d) in accordance with Section 7 hereof, upon the Executive's Total Disability (as hereinafter defined);

     (e)  by the Executive pursuant to Section 8 hereof;

     (f)  by the Company pursuant to Section 10 hereof; or

     (g)  for other causes as provided below.

     3.   Duties and Authority

     The Executive shall devote his full business time to the affairs of the Company. However, this shall not be deemed to prevent the Executive from devoting such time (which shall not be substantial in the aggregate) to personal business interests that do not unreasonably interfere with the performance of the Executive's duties hereunder.

     The Executive shall use his best efforts, skills and abilities to promote the Company's interests, shall serve as Chief Executive Officer of the Company, Chairman of the Board (if so elected by the Board), and a director (if so elected by the stockholders of the

Company), and shall perform such duties consistent with his status as Chairman of the Board and Chief Executive Officer as may be assigned to him by the Board.

     The direction and control exercised by the Board over the Executive shall be such as is customarily exercised by a board of directors over a chairman of the board and chief executive officer.

     4.   Compensation

     4.1  Base Salary

     On the Date of this Restated Agreement, the Executive is being paid a base salary at an annual rate of $575,000. On or before April 15, 1997 and on or before April 15 of each successive year during the term of Executive's active performance of duties as Chief Executive Officer of the Company hereunder, the Compensation Committee of the Board shall appraise the Executive's performance during the previous calendar year, taking into account such factors as it deems appropriate. As a result of such appraisal, the then annual base salary of the Executive may be increased (but shall not be decreased) by such amount as the Compensation Committee determines is fair, just and equitable; provided, however, the percentage increase in the Executive's base salary shall always be at least equal to the then latest percentage increase over the previous year in the aggregate annual base salaries of the Company's five highest paid executive officers other than the Executive. In computing this percentage increase, the Compensation Committee shall disregard that part of any base salary increase attributable in the Committee's reasonable judgment to additional responsibilities assumed or to be assumed by any of such five highest paid executive officers. Further, in computing the percentage increase, the Compensation Committee shall make equitable adjustments in its computations so that the Executive will not be prejudiced by any reduction in the responsibilities of any of such five highest paid executive officers implemented during the immediately preceding year or to be implemented in the immediately following year.

     The Executive's base salary shall be paid in equal bi-weekly installments.

     All salary increases under this section will be made as of the beginning of the first payroll period immediately following the appraisal in question.

     4.2  Annual Cash Bonus

     For the year 1996, and each succeeding year during the term of this Agreement, the Executive shall be entitled to earn a cash bonus computed in accordance with such Incentive Compensation Plan guidelines as are approved by the Compensation Committee for such year. The Compensation Committee shall be entitled to amend or supplement the guidelines from time to time whenever the Committee deems this to be in the best interests of the stockholders of the Company.

     If the Executive's employment under this Restated Agreement is terminated before December 31 of any year during the term hereof, the Executive shall be entitled to a prorated bonus for the year of termination. This prorated bonus shall bear the same ratio to the minimum bonus the Executive would have earned with respect to the year under the Incentive Compensation Plan as the number of days this Restated Agreement is in force during such year bears to 365.

     4.3  Vacations: Other Benefits

     The Executive shall be entitled to a reasonable annual vacation (not less than an aggregate of four weeks in any calendar year) with full pay, benefits and allowances.

     In addition to the salary, bonus and other payments to be made under this Restated Agreement, the Executive shall be entitled to participate (to the extent legally permitted) in any insurance, pension, profit sharing, stock bonus, stock option, stock purchase or other benefit plan of the Company now existing or hereafter adopted for the benefit of executive officers of the Company or the employees of the Company generally.

     At the Company's expense, the Company shall provide office space, secretarial assistance, supplies and equipment fully adequate to enable the Executive to perform the services of Chief Executive Officer of the Company contemplated by this Restated Agreement and at least comparable to that being provided to the Executive on the date hereof.

     The Company shall provide the Executive with appropriate perquisites at least comparable to those provided to the Executive on the date hereof and, in all events, equal to such perquisites as may be made available from time to time to the Company's other executive officers.

     In addition to the payments provided for in this Section 4 and elsewhere in this Restated Agreement, the Company may from time to time pay the Executive as a salary increase, a bonus or otherwise, such additional amounts as the Compensation Committee of the Board shall, in its discretion, determine.

     Except as may be provided otherwise in this Restated Agreement or to the extent required by law, no benefits referred to in this section or provided for in other sections of this Restated Agreement shall be reduced by the Company as to the Executive without first securing his consent to the same except.

     5.   Expenses

     The Company shall pay or reimburse the Executive for all transportation, hotel, living and related expenses incurred by the Executive on business trips away from the Company's principal office and for all other business and entertainment expenses reasonably incurred by him in connection with the business of the Company and its subsidiaries or affiliates.

     6.   Pension

     6.1  Obligation to Make Pension Payments

     When Executive's employment is hereafter terminated for any reason whatsoever, including Total Disability or death, the Company shall make cash payments to the Executive herein the "Pension Payments") as provided in this section 6.

     6.2  Commencement and Duration of Pension Payments

     The Pension Payments shall begin on the first day of the first month immediately following the Executive's termination of employment. All Pension Payments shall be made in equal monthly installments and once commenced shall continue during the life of the Executive. If the Executive dies before Pension Payments begin or within 15 years from the first monthly Pension Payment, then the monthly Pension Payments shall thereafter be made during the remainder of the 15 year period to the Executive's Designee (as hereinafter defined).

     The Executive's "Designee" shall be Ann B. Cornell or such other person or other legal entity designated by the Executive to the Company after the date hereof. The Executive may change the Designee from time to time by an amending designation to the Company. In the absence of a valid designation, or if the Designee dies before the Executive, then the Designee shall be deemed to be the estate of the Executive.

     6.3  Amount of Annual Pension Payments

     The Executive's annual Pension Payments shall be the following percentage of the Executive's Five Year Average Compensation:

     ------------------------------------------------------------------
       If Termination of Employment
            is after October 4                   Percentage
     ------------------------------------------------------------------
                       1995                          62
     ------------------------------------------------------------------
                       1996                          63
     ------------------------------------------------------------------
                       1997                          64
     ------------------------------------------------------------------
                       1998                          65
     ------------------------------------------------------------------

     "Five Year Average Compensation" as used in this Agreement shall be computed by dividing 5 into the highest amount of total compensation accrued by the Company with respect to the Executive for services rendered by the Executive in any period of five consecutive calendar years before 1999 (which may include the year of termination). Such compensation shall include salaries, bonuses and special awards unless provided otherwise below (whether in cash or in kind), but shall not include pensions, retirement allowances, severance pay, fees under consulting contracts, director's fees, distributions under Company benefit plans, the value of fringe benefits and the like. Additionally, in computing Five Year Average Compensation the following provisions shall apply:

     (a) all salaries, bonuses and special awards shall be deemed "accrued" with respect to a given year even though actually paid in a later year, provided the same stem from the Executive's performance of services during the given year (e.g., bonuses for the year 1995 paid in February 1996, or any salary or bonus which the Executive elects to defer until later years pursuant to the Company's Deferred Compensation Program);

     (b) if the Executive elects to receive stock options in lieu of salary or bonus under the Company's Deferred Compensation Program or any other plan the Company may hereafter adopt, the compensation "accrued" shall be the amount of salary or bonus foregone;

     (c) all stock and cash awards previously or hereafter issued to the Executive under the Company's 1989 Flexible Stock Plan will be excluded;

     (d) all payments previously or hereafter made to the Executive to offset the effect of tax law limitations on the Executive's participation in the Leggett & Platt Retirement Plan will be excluded; and

     (e) all bonuses, awards and other payments made to the Executive (i) to reimburse Executive for, or provide the Executive with funds to pay, local, state and federal income taxes which become payable by the Executive as a result of exercise of non-qualified stock options or
          (ii) to induce the Executive to make, or to compensate Executive for making, disqualifying dispositions of Company stock acquired in the exercise of incentive stock options, will be excluded.

          The annual Pension Payments under this section shall be reduced by all amounts received by the Executive from primary Social Security, as well as amounts paid to Executive under any disability income insurance policies which are attributable to premiums paid by the Company (all such amounts being herein referred to as "Pension Reduction Amounts").

     6.4  Insurance During Retirement or Disability
          -----------------------------------------

          During the 15-year period following Executive's termination of employment (or, if longer, until Executive's death), the Company will pay, or arrange insurance coverages to pay, all of Executive's and his dependents' medical and hospitalization expenses which are not covered by Medicare or other government health insurance. However, the payments and coverages provided by the Company will not exceed the payments and coverages that Executive and his dependents would have received under the Company's medical plan applicable to them immediately prior to termination of Executive's employment. The Company will also reimburse the Executive and his dependents for premiums they pay for Medicare and other government health insurance.

     The Company will provide life insurance coverage to the Executive at least equal to the coverage provided to him immediately prior to termination of his employment.

     The Company will pay to Executive and his dependents an amount sufficient to pay income taxes on all amounts or benefits received under this Section 6.4 which are required to be included in income for tax purposes.

     6.5  Conversion of Pension Payments into Options
          -------------------------------------------

          The Executive may elect to convert all or a portion of the present value of his Pension Payments into Options at the times set out below and in manner set out on Exhibit B:

          (a) within 60 days before or after termination of Executive's employment with the Company;

          (b) within 90 days after a "Change in Control" (as defined in the Severance Benefit Agreement);

          (c) at any time if (i) the Company's price/earnings ratio, as reported in the Wall Street Journal, is at least 14, (ii) such ratio is at least 80% of the price/earnings ratio for the Standard & Poor's 500 index, as also reported in the Wall Street Journal and (iii) the Company's common stock is trading at a price which is at least 85% of the 3-year high;

          (d) at any time within three months after the Company has sold, for its own account, its common stock in an underwritten, primary public offering.

          (e) at such other time or times either before or after termination of employment as the Compensation Committee may, in its sole discretion, agree with Executive.

          "Option" means an option to purchase shares of the Company's common stock, the general terms and conditions of which are set out on Exhibit B. The formula for determining the number of Option shares is also set out on Exhibit B.

          The present value of the Pension Payments to be converted into Options shall be determined by an independent actuary of the Company. The discount rate applied by the actuary shall be determined by the Chief Financial Officer using a rate equal to the Company's cost of funds for obligations of similar duration.

          The Executive shall exercise his election to convert all or a portion of the Pension Payments into Options by delivering an election notice (the "Election Notice") to the Compensation Committee. The Election Notice shall designate the portion of Pension Payments to be converted into Options. Promptly after receipt of the Election Notice, the Company shall deliver to Executive an agreement evidencing the Company's obligations as respects the Options. The agreement shall incorporate all of the terms and conditions of the Options set out on Exhibit B and contain such additional terms and conditions determined by the Compensation Committee as are consistent with Exhibit B and necessary to implement Executive's election. Limitations or restrictions on the time of election, purchase or sale of Company securities or other matters may be added to the Option agreement to reduce the risk of violation of Section 16 of the Securities Exchange Act of 1934.

          Upon the grant of an Option, the Company's obligations to make all or any part of the Pension Payments shall be extinguished to the extent such Pension Payments were used as a basis for conversion into Options. Thus, for example, if the Executive elected to convert all of his accrued Pension Payments into Options on January 1, 1997, the number of Options received would be based on 63% of his Five Year Average Compensation (see Section 6.3). If the annual Pension Payments accrued were $600,000 at this time, the Company's obligation for future annual Pension Payments would be extinguished to the extent of $600,000. If the Executive continued to be employed until January 1, 1999 (i.e., when Pension Payments are based on 65% of Five Year Average Compensation) and his annual Pension Payments would have been $700,000 at that time, he would receive annual Pension Payments equal to $100,000 (i.e., $700,000 - $600,000) over the pension period.

          In no event shall the Company be required to issue Options under this
Section 6.5 if, under the tax laws then in force, such issuance or subsequent exercise of the Options will result in materially increasing the Company's tax liabilities when compared to making Pension Payments.

     7.   Disability
          ----------

          7.1  Definition of "Total Disability"
               -------------------------------
          The Executive shall be deemed to have a "Total Disability" if he is unable, for a continuous period of four or more months, to perform substantially all of the material personal services to be rendered by him under this Restated Agreement.

          During the continuance of any Total Disability, the Board may elect to relieve the Executive of all of his duties hereunder by Board resolution delivered to the Executive, or the Executive may elect to cease performing all of his duties hereunder by notice delivered to the Company. Thereupon, Executive's duties and responsibilities as Chief Executive Officer and Chairman of the Board under this Restated Agreement shall cease 60 days following delivery of the Board resolution or the Executive's notice, as the case may be; provided, however, that all other provisions of this Restated Agreement, including the Executive's cash compensation and other benefits, shall continue in full force until 14 months from the first day of the four month or longer continuous period that culminated in the Total Disability ("Disability Termination Date"). If Executive continues to have a Total Disability on the Disability Termination Date, his employment under this Restated Agreement shall be terminated.

     7.2  Offset Payments
          ---------------

          The Company's obligation to continue the Executive's cash compensation from the date of a Total Disability to the Disability Termination Date shall be reduced by (a) all amounts paid to Executive under disability income insurance policies made available to the Executive by the Company and (b) by all amounts received by the Executive from Social Security disability benefits.

     8.   Executive's Option to Terminate Agreement
          -----------------------------------------

          Not later than six months after the occurrence of any of the following events the Executive may elect to terminate his employment under this Restated Agreement by sending notice of termination to the Company:

          (a) The Executive shall not be elected and continue as director of the Company, or Chief Executive Officer of the Company or a Member of the Board's Executive Committee;

          (b) The Company is merged or consolidated with another corporation and the Company is not the survivor;

          (c)  The Company is dissolved;

          (d) Substantially all of the assets of the Company are sold to any other person;

          (e) A public tender offer is made for the shares of the Company and the offeror acquires at least 40% of the outstanding common shares of the Company; or

          (f) A proxy contest is waged and the person waging the contest acquires working control of the Company.

     The Executive's employment obligations under this Restated Agreement shall terminate on the date of termination specified in the Executive's notice to the Company, which date must be within 60 days of the date of the notice.

     9.   Consulting Agreement
          --------------------

     Upon the expiration of the term of this Restated Agreement or the termination of the Executive's employment for any reason other than death, Total Disability, or discharge for cause, either the Company or the Executive shall have the option to arrange for the Executive to render consulting services to the Company on the following terms and conditions:

          (a) The party wishing to invoke the provisions of this section shall send notice thereof to the other party within 120 days after termination of employment.

          (b) Beginning on the first day of the first month immediately following the sending of the notice and continuing for a period of two years thereafter, the Executive shall render such consulting services to the Company as the Company may reasonably request from time to time. Consulting services shall be limited to the Executive's consideration, review and/or rendering of advice regarding plans or ideas or specific limited questions or problems proposed by the Company and consultation on any major matters of policy affecting the Company, it being understood that none of the foregoing is to generate substantial research, traveling or deliberation time by the Executive.

          (c) In consideration for the consulting services to be rendered by the Executive, the Company shall pay the Executive during the first and second years of consultation an amount equal to 100% and 75%, respectively, of the total compensation ("Total Compensation") accrued by the Company for services rendered by the Executive during the calendar year immediately preceding the Executive's termination of employment. Total Compensation shall be computed in the manner described in Section 6.3.

          (d) Consulting fees payable hereunder shall be paid each year in twelve equal monthly installments payable on the first day of each month in advance. In addition, the Company shall promptly pay or reimburse the Executive for all out-of-pocket costs incurred by him in rendering consulting services under this section.

          (e) All payments made under this section shall be in addition to any Pension Payments or other payments made to the Executive under this Restated Agreement.

          (f) During the period Executive is rendering consulting services, he shall be entitled to use the same office space and to receive secretarial service which is at least equal to that received immediately prior to his termination of full-time employment.

     10.  Termination by the Company
          --------------------------

     10.1 Termination For Cause
          ---------------------

          The Company may terminate the Executive's employment pursuant to this Restated Agreement by discharging the Executive for cause. The term "for cause" shall be limited to the following events:

          (a) The Executive's conviction of any crime involving money or other property of the Company or any of its affiliates or of any other crime (whether or not involving the Company or any of its affiliates) that constitutes a felony in the jurisdiction involved; or

          (b) The Executive's continuing, repeated, willful violation of specific written directions of the Board (or the board of any affiliate of the company of which the Executive is an officer) which directions are consistent with this Restated Agreement and which violation continues following the Executive's receipt of such written directions; or

          (c) The Executive's continuing, repeated, willful failure to perform his duties hereunder; provided, however, that no discharge shall be deemed for cause under this subsection (c) unless the Executive first receives written notice from the Board (or of the board of any affiliate of the Company of which the Executive is an officer) advising the Executive of the specific acts or omissions alleged to constitute a failure to perform his duties, and such failure continues after the Executive shall have had a reasonable opportunity to correct the acts or omissions so complained of.

          In no event shall the alleged incompetence of the Executive in the performance of his duties under this Restated Agreement be deemed grounds for discharge for cause.

          10.2 Termination Without Cause
               -------------------------

          The Board, at any time and without cause, may relieve the Executive of his duties as Chief Executive Officer and Chairman of the Board of the Company upon three months prior written notice to the Executive; provided that such action by the Board pursuant to this Section 10.2 shall not be deemed a termination of the Executive's employment and shall not relieve the Company of any of its financial obligations to the Executive as set forth in this Restated Agreement. Notwithstanding the foregoing sentence, if the Executive's duties are terminated pursuant to this Section 10.2, the Executive's employment shall thereafter be terminated upon the earlier of (i) Executive's death or (ii) the Disability Termination Date (as defined in Section 7.1).

     11.  Confidential Information
          ------------------------

     The Executive shall not at any time (whether during the term of this Restated Agreement or thereafter) disclose to any person any confidential information or trade secrets of the Company.

     If any of the restrictions contained in this section or elsewhere in this Restated Agreement shall be deemed unenforceable by reason of the extent, duration, or geographical scope thereof or otherwise, then the Executive and the Company contemplate that the appropriate court will reduce such extent, duration, geographical scope or other provisions hereof, and enforce the restrictions set out in this section and elsewhere in their reduced form for all purposes in the manner contemplated hereby.

     12.  Nonassignability
          ----------------

     The Restated Agreement and the benefits hereunder are personal to the Company and are not assignable by it, provided, however, this Restated Agreement and the benefits hereunder may be assigned by the Company to any person acquiring all or substantially all of the assets of the Company or to any corporation into which the Company may be merged or consolidated. In the event of an assignment of this Restated Agreement to any person acquiring all or substantially all of the assets of the Company or to any corporation into which the Company may be merged or consolidated, the title, responsibilities and duties assigned to the Executive by such successor person or corporation shall be the title, responsibilities and duties of a senior executive officer of such successor person or corporation.

     The provisions of this Restated Agreement shall be binding on and inure to the benefit of the Executive, his assignees, executors, and administrators.

     13.  Miscellaneous
          -------------

          13.1 Waivers
               -------

          No waiver by either party of any breach or nonperformance of any provision of this Restated Agreement shall be deemed to be a waiver of any preceding or succeeding breach or nonperformance of the same or any other provision hereof.

          13.2 Notices
               -------

          All notices, waivers, designations or other communications (herein collectively "notices") that either party is required or permitted to give hereunder shall be in writing and delivered as follows:

         If to the Executive:                      If to the Company:

         Harry M. Cornell, Jr.                     Leggett & Platt, Incorporated
         1321 Northridge Terrace                   No. 1 Leggett Road
         Joplin, Missouri 64801                    Carthage, Missouri 64836
                                                   Attention: Secretary

subject to the right of either party at any time to designate a different location for the delivery of notices.

          13.3 Survival of Provisions
               ----------------------

          The provisions set out in Sections 6, 9 and 11 shall survive the expiration or termination of this Restated Agreement, as shall all other provisions hereof which provide for or contemplate performance by either the Executive or the Company following the termination hereof.

          By way of example, if Executive's employment is terminated after the term of this Agreement (as defined in Section 2.1), then either he or the Company shall have the option to arrange for Executive's consulting services as described in Section 9.

          13.4 Restatement
               -----------

          This Restated Agreement shall replace and supersede in the entirety the Employment Agreement and all supplements, amendments or clarifications to the Employment Agreement prior to date hereof.

          13.5 Split Dollar Life Insurance
               ---------------------------

          On June 4, 1963 and May 24, 1973, the Company and the Executive entered into split dollar life insurance agreements (the "Split Dollar Agreements") pertaining to policies on the life of the Executive in the amounts of $100,000 and $200,000, respectively. The Split Dollar Agreements shall continue in full force in accordance with their terms and shall not be affected by this Restated Agreement.

          IN WITNESS WHEREOF, the Company and the Executive have signed this Restated Agreement as of the day and year first above written.

"EXECUTIVE"                                        "COMPANY"

                                                   Leggett & Platt, Incorporated

/s/HARRY M. CORNELL JR.                            By:    /s/ R.A. Jeffries
-----------------------                            Title: Senior Vice President
Harry M. Cornell, Jr.

                                    EXHIBIT A
                                    ---------

                           SEVERANCE BENEFIT AGREEMENT
                           ---------------------------

                                Table of Contents
                                -----------------

1.     Change in Control; Employment Agreement ...............................................   1
       1.1      Change in Control ............................................................   1
       1.2      Employment Agreement .........................................................   2

2.     Termination of Employment Following a Change in Control ...............................   3
       2.1      General ......................................................................   3
       2.2      Termination for Disability ...................................................   3
       2.3      Termination by Company for "Cause" ...........................................   3
       2.4      Termination by Executive for Good Reason .....................................   4
       2.5      Notice of Termination ........................................................   6
       2.6      Date of Termination ..........................................................   6
       2.7      Prior Notice Required of Company Actions .....................................   6

3.     Benefits upon Termination of Employment ...............................................   6
       3.1      General ......................................................................   7
       3.2      Base Salary Through Date of Termination; Previously Earned Bonus .............   7
       3.3      Pro-Rata Bonus for Year of Termination .......................................   7
       3.4      Monthly Severance Payments ...................................................   8
       3.5      Fringe Benefits (General) ....................................................   8
       3.6      Retirement Plans .............................................................   8
       3.7      Stock Options ................................................................   9
       3.8      Purchase of Company Car ......................................................   9
       3.9      Job Search Assistance; Legal Fees; etc. ......................................  10
       3.10     Repurchase of Company Shares Owned by Executive ..............................  10
       3.11     Termination Which Does Not Require Payment of Termination Benefits ...........  10

4.     New Employment; Reduction of Termination Benefits .....................................  11

5.     Voluntary Termination of Employment by Executive ......................................  11

6.     Termination of Employment Prior to Change in Control ..................................  12

7.     Successor; Binding Agreement ..........................................................  12

8.     Miscellaneous .........................................................................  13
       8.1.     Notice .......................................................................  13
       8.2      No Waiver ....................................................................  13
       8.3      Enforceability ...............................................................  14
       8.4      Disputes .....................................................................  14
       8.5      Sections; Captions ...........................................................  14

         8.6      Term of Agreement ..........................................14
         8.7      No Right of Offset .........................................14
         8.8      Successive Changes in Control ..............................15
         8.9      Interpretation of Agreement ................................15

                           SEVERANCE BENEFIT AGREEMENT
                           ---------------------------

     This Severance Benefit Agreement (the "Agreement") is made as of May 9, 1984 by Leggett & Platt, Incorporated, No. 1 Leggett Road, Carthage, Missouri 64836 (the "Company") and Harry M. Cornell, Jr. (the "Executive"), residing at 1401 Bellaire Place, Joplin, Missouri 64801.

                                    RECITALS
                                    --------

     The Executive functions as President, Chairman of the Board and Chief Executive Officer of the Company on the date hereof and is one of the key employees of the Company.

     The Company considers the maintenance of sound and vital management essential to protecting and enhancing the best interests of the Company and its shareholders. In this connection, the Company recognizes that in today's business environment the possibility of a change in control of the Company may exist in the future. The Company further recognizes that such possibility, and the uncertainty which it may raise among key executives, could result in the departure or distraction of key executives to the detriment of the Company and its shareholders. Accordingly, the Board of Directors of the Company (the "Board") has determined that appropriate steps should be taken (i) to further induce the Executive to remain with the Company and (ii) to reinforce and encourage the continued attention and dedication of the Executive to his assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Company.

     Now, Therefore, in consideration of the premises and for other good and valuable considerations, receipt of which are hereby acknowledged, the Company and the Executive do agree as follows:

     1.   Change in Control; Employment Agreement

          1.1  Change in Control

               The Company may be required to provide certain benefits to the Executive under this Agreement following each and every "Change in Control" of the Company.

     A "Change in Control" of the Company shall be deemed to have occurred if:

     (a)  There is any change in control as contemplated by (i) Item 5(f) of
          Schedule 14A, Regulation 14A, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or (ii) Item 1 of Form 8-K promulgated by the Securities and Exchange Commission under the Exchange Act; or

     (b) Any "person" (as such term is used in Sections 13(d) and 1~(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act)) directly or indirectly of 25% or more of the combined voting power of the Company's then outstanding voting securities; or

     (c) Those persons serving as directors of the Company on the date of this Agreement (the "Original Directors") and/or their Successors do not constitute a majority of the whole Board of Directors of the Company (the term "Successors" shall mean those directors whose election or nomination for election by the Company's shareholders has been approved by the vote of at least two-thirds of the Original Directors and previously qualified Successors serving as directors of the Company at the time of such election or nomination for election); or

     (d) The Company shall be a party to a merger or consolidation with another corporation and as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation; or

     (e) The Company liquidates, sells or otherwise transfers all or substantially all of its assets to a person not controlled by the Company both immediately prior to and immediately after such sale.

     1.2  Employment Agreement

          Any benefits provided to the Executive under this Agreement will unless specifically stated otherwise in this Agreement be in addition to and not in lieu of any benefits that may be provided the Executive under his employment agreement with the Company dated May 9, 1979 (this agreement as previously, herein or hereafter amended, restated or superseded is herein called the "Employment Agreement").

          Nothing in this Agreement is to be deemed to give the Company the right to take any action or engage in any omission with respect to the Executive (including Company Actions as defined in Section 2.4) at any time when any such action or omission is not permissible and proper under the Employment Agreement if then in force. Similarly, except as provided otherwise in this Agreement (e.g. Section 2.4 and Section 5) nothing in this Agreement is to be deemed to give the Executive the right to take any action or engage in any omission with respect to the Company at any time when any such act or omission is not permissible and proper under the Employment Agreement if then in force.

          This Agreement shall continue for the term provided in Section 8.6 and shall not be affected by any termination of the Employment Agreement.

     2.   Termination of Employment Following a Change in Control

          2.1  General

               During the 36 month period immediately following each and every Change in Control (the "Protected Period"), the Executive and the Company shall comply with all provisions of this Section 2 regarding termination of the Executive's employment.

          2.2  Termination for Disability

               If the Employment Agreement is not in force, the Company may terminate the Executive's employment for Disability. If the Employment Agreement is in force the Company may terminate the Executive's employment for disability only in accordance with the terms of the Employment Agreement. "Disability" as used in this Agreement as distinguished from the Employment Agreement shall mean the Executive's absence from, and his inability to substantially perform, his duties with the Company for a continuous period of six or more months as a result of physical causes or mental illness. During any period prior to the termination of his employment that the Executive is absent from) and is unable to substantially perform, his duties with the Company as a result of physical causes or mental illness, the Company shall continue to pay the Executive his full base salary at the rate then in effect and any bonuses earned by the Executive under Company bonus plans until such time as the Executive's employment is terminated by the Company for Disability. Following termination of employment under this Section, the Executive's benefits shall be determined in accordance with the Company's long term disability program as in effect on the date hereof, or any successor program then in effect.

          2.3  Termination by Company for "Cause"


               If the Employment Agreement is not in force the Company may terminate the Executive for Cause as defined in this Agreement. If the Employment Agreement is in force the Company may terminate the Executive for cause only in accordance with the terms of the Employment Agreement.

               Termination for "Cause" under this Agreement as distinguished from the Employment Agreement shall be limited to the following:

          (a) The Executive's conviction of any crime involving money or other property of the Company or any of its subsidiaries or of any other crime (whether or not involving the Company or any of its subsidiaries) that constitutes a felony in the jurisdiction involved; or

          (b) The Executive's continued, repeated, willful violations of specific written directions of the Board or the Company's chief executive officer, which directions are consistent with this Agreement and the Executive's duties and do not constitute Company Action as defined in Section 2.4 and which violations continue following the Executive's receipt of such written directions; or

          (c) The Executive's continued, repeated, willful failure to perform his duties; provided, however, that no discharge shall be deemed for Cause under this subsection (c) unless the Executive first receives written notice from the Board or the Company's chief executive officer advising the Executive of specific acts or omissions alleged to constitute a failure to perform his duties, and such failure continues after the Executive shall have had a reasonable opportunity to correct the acts or omissions so complained of.

               No act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that his action or omission was in the best interest of the Company. Moreover, the Executive should not be terminated for Cause unless and until there shall have been delivered to the Executive a notice of termination duly adopted by the affirmative vote of at least three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of the conduct set forth in Section 2.3(a), (b) or (c) and specifying the particulars thereof in detail.

               A termination shall not be deemed for Cause if, for example, the termination results from the Company's determination that the Executive's position is redundant or unnecessary or that the Executive's performance is unsatisfactory or if the termination stems from the Executive's refusal to agree to or accept any Company Action described and defined in Section 2.4.

          2.4  Termination by Executive for Good Reason

               The Executive may, whether or not his Employment Agreement remains in force, terminate his employment for "Good Reason" by giving notice of termination to the Company following (i) any action or omission by the Company described in this Section 2.4 or (ii) receipt of notice from the Company of the Company's intention to take any such action or engage in any such omission. A termination of employment under this Section 2.4 shall be deemed a valid and proper termination of the Employment Agreement if then in force and to this extent the parties agree that the Employment Agreement is hereby amended.

               The actions or omissions which may lead to a termination of employment for Good Reason (herein collectively and severally "Company Actions" are as follows:

               (a) A reduction by the Company in the Executive's base salary as in effect on the date hereof or as the same may be increased from time to time or a failure by the Company to increase the Executive's base salary each year during the Protected Period by an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all officers of the Company during the three full calendar years immediately preceding the Change in Control; or

               (b) A change in the Executive's reporting responsibilities, titles or offices as in effect immediately prior to a Change in Control; or

               (c) The assignment to the Executive of any positions, duties or responsibilities inconsistent in the good faith opinion of the Executive with the Executive's positions, duties and responsibilities with the Company immediately prior to the Change in Control; or

               (d) A failure by the Company (i) to continue any cash bonus or other incentive plans substantially in the forms in effect immediately prior to the Change in Control) or (ii) to continue the Executive as a participant in such plans on at least the same basis as the Executive participated in accordance with the plans immediately prior to the Change in Control; or

               (e) A requirement by the Company that the Executive be based or perform his duties anywhere other than at the Company's Corporate Office location immediately prior to the Change in Control, except for required travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations immediately prior to the Change in Control or, in the event the Executive consents to any relocation, the failure by the Company to pay (or reimburse the Executive for) all reasonable expenses incurred by him relating to a change of his principal residence in connection with such relocation and to indemnify the Executive against any loss realized on the sale of his principal residence in connection with any such change of residence (loss is defined as the difference between the actual sale price of such residence and the higher of (i) the aggregate investment in such residence (including improvements thereto) or (ii) the fair market value of such as determined by a real estate appraiser designated by the Executive and reasonably satisfactory to the Company); or

               (f) A failure by the Company to continue in effect any benefit or other compensation plan (e.g. stock ownership plan, stock purchase plan, stock option plan, life insurance plan, health and accident plan or disability plan) in which the Executive is participating at the time of a Change in Control (or plans providing the Executive with substantially similar benefits), the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any of such plans or deprive the Executive of any material fringe benefit enjoyed by him at the time of the Change in Control, or the Company's failure to provide the Executive with the number of paid vacation days to which he is entitled in accordance with the Company's normal vacation practices with respect to the Executive at the time of the Change in Control; or

               (g) A fai1ure by the Company to obtain the assumption agreement to perform this Agreement by any successor as contemplated by Section 7 of this Agreement; or

               (h) Any purported termination of the Executive's employment that is not carried out (i) pursuant to a notice of termination which satisfies the requirements of Section 2.5 or (ii) in accordance with Section 2.3, if applicable; and for purposes of this Agreement, no such purported termination shall be effective.

          2.5  Notice of Termination

               Any purported termination by the Company of the Executive's employment under Section 2.2 (Disability) or 2.3 (for Cause) or by the Executive under Section 2.4 (for Good Reason) shall be communicated by notice of termination to the other party. A notice of termination shall mean a notice which shall include the specific termination Section in this Agreement relied upon and shall set forth in reasonable detail, the facts and circumstances claimed to provide a basis for termination of employment under the Section so indicated.

          2.6  Date of Termination

               The date the Executive's employment is terminated under this Agreement for Disability, for Cause or for Good Reason is called the "Date of Termination." In cases of Disability, the date of termination shall be 30 days after notice of termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such 30 day period). If the Executive's employment is terminated for Cause, the Date of Termination shall be the date specified in the notice of termination. If the Executive's employment is terminated for Good Reason, the Date of Termination shall be the date set out in the notice of termination.

               Any dispute by a party hereto regarding a notice of termination delivered to such party must be conveyed to the other party within 30 days after the notice of termination is given. If the particulars of the dispute are not conveyed within the 30 day period, then the disputing party's claims regarding the termination shall be forever deemed waived.

          2.7  Prior Notice Required of Company Actions

               During the Protected Period, the Company shall not terminate the Executive's employment (except for Disability or for Cause or pursuant to the Employment Agreement) or take any Company Action as defined in Section 2.4 without first giving the Executive at least three months' prior notice of termination or the planned Company Action, as the case may be.

          3.   Benefits upon Termination of Employment

          3.1  General

               If, during the Protected Period following each Change in Control, the Executive's employment is terminated either (i) by the Company (other than for Disability or Cause under this Agreement and other than for disability or cause under the employment Agreement) or (ii) by the Executive for Good reason, then the Executive, at his election, shall be entitled to the benefits provided in this Section 3 (collectively and severally "Termination Benefits"). If the Executive elects to receive Termination Benefits under this Agreement then he shall automatically forfeit his option under Section 9 of the Employment Agreement to render consulting services to the Company on the terms and conditions set out in the Employment Agreement. This forfeiture shall not in any manner affect the option of the Company under Section 9 of the Employment Agreement to obtain the consulting services of the Executive.

          3.2  Base Salary Through Date of Termination; Previously Earned Bonus

               The Company shall promptly pay the Executive his full base salary through the Date of Termination at the rate in effect at the time notice of termination is given. In addition, the Company shall promptly pay the amount of any bonus for a past period which has been earned by the Executive but not yet paid under the applicable bonus plan. The Company shall give the Executive credit for any vacation earned but not taken.

          3.3  Pro-Rata Bonus for Year of Termination

               The Company shall pay the Executive a pro-rata bonus for the year in which his employment terminates. The pro-rata bonus shall be equal to "A" divided by "B" with the quotient multiplied by "C" where:

          (a) "A" equals the number of days the Executive is employed by the Company in the year in which the termination of employment occurs (the "Termination Year");

          (b)  "B" equals 365; and

          (c) "C" equals the maximum bonus the Executive would have been eligible for in the Termination Year under Section 4.2 of his Employment Agreement or under the Company's Executive and Key Man Incentive Compensation Plan (or successor plans), whichever may be applicable.

               The pro-rata bonus shall be paid by the Company in a lump sum, con-currently with the first severance pay installment provided for in Section 3.4.

          3.4  Monthly Severance Payments

               The Company shall pay the Executive aggregate severance payments equal to (i) 160% of the Executive's annual base salary as of the date of the Change in Control or as of the Date of Termination, whichever is greater, multiplied by (ii) three. The severance payments shall be made in 36 equal, consecutive monthly installments, with the first installment to be on the first day of the first month immediately following the Date of Termination. The 160% figure in this Section shall be appropriately increased or decreased if and as the Executive's maximum annual bonus potential (expressed as a percentage of his annual base salary) is increased or decreased.

          3.5  Fringe Benefits (General)

               The Company shall maintain in full force, for the continued benefit of the Executive for three years after the Date of Termination, all employee benefit plans, programs and/or arrangements (collectively and severally "Benefit Plans") in which the Executive was entitled to participate immediately prior to the Date of Termination provided the Executive's continued participation is possible under the general terms and provisions of such Benefit Plans. If the Executive's participation in any such Benefit Plan is barred, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive is entitled to receive under such Plans. At the end of the three year period of coverage, the Executive shall have the option to have assigned to him at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Company and relating specifically to the Executive.

          3.6  Retirement Plans

               The Company shall pay the Executive in cash a lump sum additional retirement benefit. Such benefit shall be paid at the Executive's normal retirement age (or earlier retirement age should the Executive so elect) as defined in the retirement programs in which the Executive participates or any successor programs in effect on the date of any Change in Control. Such additional benefit shall be equal to the actuarial equivalent of the additional retirement benefit to which the Executive would have been entitled under such retirement programs had he accumulated three additional years of continuous service (following the Date of Termination) under such retirement programs both for purposes of determining eligibility for benefits and for purposes of calculating the amount of such benefits. If any retirement program requires contributions by participants and the Executive is precluded by the terms of the program from making such contributions following the Date of Termination, then the amount of additional retirement benefit payable under this Section 3.6 shall be equitably adjusted to reflect the absence of contributions by the Executive.

               The Company shall pay the Executive in cash each month the result obtained by subtracting "Y" from "X" where:

               (a) "Y" is the monthly Pension Payment the Executive receives under Section 6 of the Employment Agreement; and

               (b) "X" is the monthly Pension Payment the Executive would have received under Section 6 of the Employment Agreement had his employment terminated three years later than it in fact terminated.

               The benefits under this Section 3.6 are in addition to those the Executive may be entitled to under the retirement programs in question. In addition, the benefits provided under this Section 3.6 do not in any way limit the benefits payable to the Executive under Section 3.5.

          3.7  Stock Options

               The Company shall at the request of the Executive accelerate and make immediately exercisable in full all unexercised stock options which the Executive then holds to acquire securities from the Company. This shall be done, to the maximum extent possible, in a manner that will allow the Executive, upon the exercise of any such options, to obtain favorable Federal Income tax treatment. The Executive's request may be made at any time during the period beginning with the giving of the notice of termination and ending three months after the Executive's employment terminates (the "Option Election Period").

               Instead of exercising any or all outstanding stock options then held by him, the Executive may elect during the Option Exercise Period to surrender to the Company his rights in such outstanding stock options (whether or not then exercisable). Upon such surrender, the Company shall pay to the Executive an amount in cash per optioned share equal to the difference between
(i) the option price of such share and (ii) the higher of: (x) the closing price of the Company's shares on the date of the Change in Control, (y) the closing price of the Company's shares on the date the options (or in the case of Section 3.10, the shares) are surrendered to the Company, or (z) the highest price per Company share actually paid in connection with any Change in Control of the Company.

               If, within six months of the taking of any Company Action under
Section 2.4, the Executive dies while still employed by the Company, the Executive's estate shall be entitled, upon notice to the Company within 90 days of the Executive's death, to be paid an amount equal to the amount the Executive would have received had he surrendered all of his stock options under this Section as of the date preceding his death. Such amount shall be paid in cash by the Company within 45 days after receipt of the notice and the delivery of an instrument surrendering all rights the Executive's estate may have held to the stock options.

          3.8  Purchase of Company Car

               The Company shall permit the Executive during the Option Election Period to purchase any Company automobile the Company was providing for the Executive's use at the time notice of termination was given. The purchase price shall be the book or wholesale value of such automobile at such time, whichever is lower.


          3.9  Job Search Assistance; Legal Fees; etc.

               The Company shall reimburse the Executive for the costs of his job search, including air fares, telephone conversations, advertisements, executive placement or search fees and the like to the extent not reimbursed by others. In addition, the Company shall provide the Executive with adequate secretarial assistance and office space while the Executive's job search continues. The Company shall promptly reimburse the Executive for all relocation costs to the extent such reimbursement is not made by the Executive's new employer. The Company1s obligations under this first paragraph of Section 3.9 shall terminate three years from the Date of Termination.

               The Company shall pay all relocation and indemnity payments as set forth in Section 2.4(e), and all legal fees and expenses incurred by the Executive as a result of the termination of his employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment or in seeking to obtain or enforce any right or benefit provided by this Agreement).

          3.10 Repurchase of Company Shares Owned by Executive

               Upon request made during the Option Election Period, the Company shall purchase all Company shares owned by the Executive immediately prior to the Date of Termination. Within 45 days after the request is made, the Executive's shares properly endorsed and free of all claims shall be delivered to the Company. Thereupon, the Company shall pay the purchase price in cash. The purchase price shall be the highest price per share that can be computed under
Section 3.7.

          3.11 Termination Which Does Not Require Payment of Termination
               Benefits


               No Termination Benefits need be provided by the Company to the Executive under this Section 3 if the Executive's employment is terminated:

               (a)  By his death; or

               (b) By the Executive for any reason other than for Good Reason (e.g. by retirement); or

               (c) By the Company for Disability or for Cause under this Agreement or for disability or cause under the Employment Agreement.

               As used herein, retirement by the Executive means termination of employment in accordance with the Company's normal retirement policy, including early retirement, generally applicable to the Company's salaried employees or in accordance with any special retirement arrangement jointly established by the Company and the Executive and mutually agreeable to both.

          4. New Employment; Reduction of Termination Benefits

          The Termination Benefits provided under Section 3 shall not be treated as damages, but rather shall be treated as severance compensation to which the Executive is entitled. The Executive shall not be required to mitigate the amount of any Termination Benefit provided under Section 3 by seeking other employment or otherwise. If, however, following a termination of employment which invokes Section 3, the Executive becomes employed full time by a third party (as distinguished from becoming self-employed or being employed by an employer controlled by the Executive and/or members of his immediate family), then the amount of any cash compensation (including base salary and bonuses) received by the Executive from such third party shall reduce on a dollar for dollar basis, but not below zero, the amount of cash payments which the Executive is thereafter entitled to receive under Section 3.4. In addition, any fringe benefits that the Executive may receive from full time employment by a third person (as distinguished from self-employment or employment by an employer controlled by the Executive and/or members of his immediate family) shall be applied against and reduce any fringe benefits thereafter to be made available to the Executive under Section 3.5. In no event shall the Executive be required to return to the Company any Termination Benefits received by him prior to his commencement of full time employment with a third person.

     5.   Voluntary Termination of Employment By Executive

          The Executive may voluntarily terminate his employment with the Company for any reason (including retirement) within one year of any Change in Control described in this Section. A termination of employment under this
Section 5 shall be deemed a valid and proper termination of the Employment Agreement if then in force and to this extent the parties agree that the Employment Agreement is hereby amended. Upon any such termination of Employment the Executive may in his sole discretion elect to receive, and the Company shall provide, the following benefits and no others under this Agreement:

               (a) The Company shall promptly pay the Executive those salary, bonus and vacation payments provided for in Section 3.2, which section is incorporated by reference in this Section 5.

               (b) The Company shall promptly pay the Executive the pro-rata bonus provided for in Section 3.3, which section is incorporated by reference in this Section 5.

               (c) The Company shall promptly pay the Executive a non-forfeitable lump sum cash termination payment equal to 75% of the Executive's total cash compensation for the calendar year immediately preceding the Date of Termination of his employment.

               (d) The Company shall provide the Executive for one year with those fringe benefits described in Section 3.5, which section is incorporated by reference in this Section 5. The fringe benefits provided under this subsection (d) shall be reduced by any fringe benefits the Executive may thereafter receive from full time employment by a third person (as distinguished from self-employment).

          If the Executive does not elect to receive benefits under this Section 5, then he shall remain eligible to receive Termination Benefits in accordance with the provisions of Section 3.

          The benefits payable to the Executive under this Section 5 are in addition to all benefits provided to him under the Employment Agreement except as provided in the next following sentence. If the Executive elects to receive benefits under this Section 5, then he shall automatically forfeit his option under Section 9 of the Employment Agreement to render consulting services to the Company on the terms and conditions set out in the Employment Agreement. This forfeiture shall not in any manner affect the option of the Company under
Section 9 of the Employment Agreement to obtain the consulting services of the Executive.

          The only Change in Control that will permit an Executive to make an election under this Section 5 is a Change in Control that is opposed by a majority vote of the Board and in connection with such Change in Control or as a result thereof:

               (a) A majority of the whole Board becomes comprised of persons other than Original Directors or their Successors (as those terms are defined in Section 1(c)); or

               (b) Any person (as defined in Section 1(b)) becomes the beneficial owner (as defined in Section 1(b)); directly or indirectly of 50% or more of the combined voting power of the Company's then outstanding voting securities.

          6.   Termination of Employment Prior to Change in Control

          Prior to a Change in Control and if there is no Employment Agreement in force, the Executive shall not voluntarily terminate his employment with the Company except upon at least three months' prior notice. Similarly, the Company shall not terminate the Executive's employment other than for Cause except upon at least three months' prior notice. If the Employment Agreement is in force, termination of employment by the Executive or the Company shall be governed by the terms thereof.

          7.   Successor; Binding Agreement

          The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place (the assumption shall be by agreement in form and substance satisfactory to the Executive). Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive, at his election, to Termination Benefits from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such election becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 7 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

             This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there be no such designee, to his estate.

        8.   Miscellaneous
             -------------

             8.1    Notice

                    All notices, elections, waivers and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

             8.2    No Waiver

                    No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and an officer of the Company. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

             8.3    Enforceability
                    --------------

                    The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

             8.4    Disputes
                    --------

                    Notwithstanding the pendency of any dispute involving this Agreement, the Company shall continue to pay all amounts and provide all benefits which the Executive alleges are required by this Agreement (collectively the "Disputed Benefits") until the dispute is finally resolved by agreement, litigation or otherwise. If the dispute is resolved in the Company's favor, then the person(s) resolving the dispute shall further determine (i) whether the Executive initiated and continued the dispute in good faith and (ii) whether there was a reasonable basis for the allegations made by the Executive. If it is determined the Executive proceeded in good faith and with a reasonable basis for his allegations, then the Executive shall not be required to reimburse the Company for the Disputed Benefits received by him. Otherwise the Executive shall be required (i) to fully reimburse the Company for the actual cost to the Company of providing the Disputed Benefits and (ii) to pay the Company as liquidated damages a lump sum cash payment equal to 20% of the Disputed Benefits.

             8.5    Sections; Captions
                    ------------------

                    All references in this Agreement to Sections refer to the applicable Sections of this Agreement. References in this Agreement to a given Section (e.g. Section 3) shall, unless the context requires otherwise, refer to all parts of such Section (e.g. 3.1 through 3.10).

                    The captions have been placed in this Agreement for ease of reference only. They shall not be used in the interpretation of this Agreement.

             8.6    Term of Agreement
                    -----------------

                    This Agreement shall continue in force so long as the Executive remains employed by the Company or any successor and shall apply to any Change in Control that occurs while the Executive remains so employed.

             8.7    No Right of Offset
                    ------------------

                    Effective upon the occurrence of a Change in Control, the Company waives, and will not assert, any right to set off the amount of any claims, liabilities, damages or losses the Company may have against any amounts payable by the Company to the Executive whether under this Agreement or otherwise.

             8.8     Successive Changes in Control
                     -----------------------------

                    A separate Change in Control shall be deemed to have occurred with each occurrence of any event described at subsections (a) through
(e) of Section 1.1. This Agreement pertains to each and every Change in Control, including successive Changes in Control involving the same controlling person(s).

             8.9     Interpretation of Agreement
                     ---------------------------

                    In the event of any ambiguity, vagueness the interpretation or meaning of this Agreement, this liberally construed so as to provide to the Executive the full benefits set out herein.

             IN WITNESS WHEREOF, this Agreement has been signed as of the day and year first above written.


Attest:                                     LEGGETT & PLATT, INCORPORATED

/s/ ERNEST C. JETT                            /s/ Michael A. Glauber
---------------------------------           ----------------------------------
Assistant Secretary                         Vice President


                                              /s/ Harry M. Cornell, Jr.
                                            ----------------------------------
                                             Executive

                                    EXHIBIT B
                                    ---------

          Set out below are the general terms and conditions applicable to Options.

1.        Flexible Stock Plan, Non-Qualified Options.

          All Options shall be granted under the Company's 1989 Flexible Stock Plan, as amended, or any successor plan (the "Plan") and shall be subject to all terms and conditions of the Plan; If, however, the Executive is not eligible for a grant under the Plan, the Company will at Executive's request, use reasonable efforts to file a registration statement with the Securities and Exchange Commission covering shares received upon exercise of the Options. Notwithstanding the foregoing, the Company shall not be required to file such registration statement at a time when the Company's Board of Directors determines that it is not in the best interests of the Company's shareholders.

          All Options shall be non-statutory options not entitled to special tax treatment under (S)422 of the Internal Revenue Code of 1986, as amended to date.

2.        Option Grant Dates.

          The date of the Option grant (the "Grant Date") shall be the date the Executive delivers the Election Notice to the Company or on such other date as the Company and the Executive shall otherwise agree. The Election Notice shall be deemed delivered on the date it is sent to the Compensation Committee.

3.        Option Formula.

          The number of Option shares granted to the Executive shall be equal to the nearest number of whole shares determined in accordance with the following formula:

        Number of Shares under Option = Present Value of Pension Payments to be Converted / Fair Market Value

          "Fair Market Value" means the closing price of L&P's common stock ("Common Stock") on the Grant Date, minus the par value of such Common Stock.

4. Option Price. The option price per share for all shares covered by an Option shall be the par value of the Common Stock.

5.        Limited Transferability.

          5.1 Except as provided in Sections 5.2, 5.3 or unless otherwise allowed by the Compensation Committee, no Option or interest therein may be transferred, assigned, pledged or hypothecated by the Executive during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process and shall be exercised during the lifetime of the Executive only by him or, in the case of disability, his guardian or legal representative.

          5.2 Executive may transfer all or a part of the Options by way of bona fide gift. The donee of the gift shall hold the Options subject to all the terms and conditions of the agreement evidencing the Options. A gift to a minor shall not be permitted except pursuant to the Uniform Transfers to Minors Act or similar legislation. If a gift is made it will be recognized by the Company only if the donor gives written notice to the Company of the gift, identifying the donee's name and address.

          5.3 Options may be transferred by will or the laws of descent and distribution.

6.        Term of Options.  Options shall have a term of 15 years from the Grant
Date.

7.        Vesting.  Options shall be fully vested on the Grant Date.

8.        Exercise of Option.  Options shall be exercisable on the Grant Date.

          An Option may be exercised only by delivering a written notice to the Company accompanied by payment of the full option price for the shares purchased. Unless otherwise prohibited by the option agreement, such consideration may be paid by delivery of share of Common Stock (held for at least 6 months) or a combination of cash and shares of Common Stock. Any such shares shall be valued at the fair market value of such shares on the day immediately preceding the date of exercise. Options may be exercised in full or in part for whole shares (no fractional shares will be issued) and any exercisable portion not exercised may be later exercised subject to the expiration date. The written notice shall specify the number of shares the Executive then desires to purchase. No shares shall be delivered in connection with the exercise of an Option unless all amounts required to satisfy tax and any other required withholdings have been paid to the Company by or on behalf of the Executive.

          If any Option has not been fully exercised on the last day of the term ("Expiration Date"), the unexercised portion of the Option shall be deemed exercised on such Expiration Date. In such event, shares of Common Stock shall not be issued until the option price and any other required amounts have been paid.

          Upon the death of a Executive, his Options shall be exercisable by the person or persons entitled to do so under his will or by written designation filed with the Company or, if the Executive fails to make testamentary disposition of the Options or dies intestate by the Executive's legal representative or representatives. All Options must be exercised prior to the end of the term.

9. Modification, Extension and Renewal of Options. The Committee shall have the power to modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not have the effect of altering or impairing any rights or obligations of any Option previously granted without the consent of the Executive.

10. No Shareholders' Rights. The Executive shall have no rights as a shareholder with respect to the shares covered by his Options until the date of the issuance to him of a stock certificate therfor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

                                                                 EXHIBIT 10.1(1)

                                 AMENDMENT NO. 1
                                     TO THE
                    RESTATED AND AMENDED EMPLOYMENT AGREEMENT
                                     BETWEEN
                              HARRY M. CORNELL, JR.
                                       AND
                          LEGGETT & PLATT, INCORPORATED

     This Amendment No. 1 to the Restated Agreement is made as of January 1, 1999 by Leggett & Platt, Incorporated (the "Company") and Harry M. Cornell, Jr. (the "Executive").

                                    RECITALS

     The Company and the Executive entered into a Restated and Amended Employment Agreement as of August 14, 1996 (collectively, the "Employment Agreement"). The Company and the Executive now desire to amend the Employment Agreement as set out below.

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the Company and the Executive agree as follows:

     1. Section 1 (Employment) of the Employment Agreement, first paragraph, is hereby amended to read in its entirety as follows:

          1.  Employment

              The Company hereby reaffirms its employment of the Executive as its Chairman of the Board and Chief Executive Officer, and the Executive hereby confirms his employment in that capacity. Beginning on May 13, 1999, the Executive shall no longer be the Chief Executive Officer of the Company, but shall remain as Chairman of the Board (if so elected by the Board), Chairman of the Executive Committee (if so elected by the Board) and an employee of the Company.

          2. Section 2.1 (Term) of the Employment Agreement is hereby amended to read in its entirety as follows:

              2. Term

                 The term of this Restated Agreement commenced on May 9, 1979 and shall end on May 10, 2000, unless terminated earlier in accordance with the provisions of this Restated Agreement. Upon mutual agreement between the Executive and the Company, the term of this Restated Agreement may be extended for an additional one-year period.

          3. Section 3 (Duties and Authority) of the Employment Agreement is hereby amended to add a new paragraph at the end of such Section that reads as follows:

              Notwithstanding the foregoing, beginning on May 13, 1999, (i) the Executive shall no longer be required to devote his full business time to the affairs of the Company nor shall he be prohibited from devoting substantial time to personal business interests, (ii) the Executive shall no longer serve as the Chief Executive Officer of the Company, and (iii) the discretion and control exercised by the Board after such date shall be such as is exercised by a board of directors over a chairman of the board.

          4. Section 4.1 (Base Salary) of the Employment Agreement is hereby amended to add a new paragraph to the end of such Section that reads as follows:

              Notwithstanding the foregoing, beginning May 13, 1999, the Executive shall be paid salary at an annual rate of $600,000 and the provisions of paragraph 1 of this Section 4.1 shall no longer be applicable after such date.

          5. Section 4.2 (Annual Cash Bonus) of the Employment Agreement is hereby amended to add a new paragraph to the end of such Section that reads as follows:

              Beginning on May 13, 1999, the Executive shall no longer be entitled to earn an incentive cash bonus. However, he shall be entitled to a prorated incentive bonus for 1999 payable in February 2000 based on such May 13, 1999 date (i.e. 132 days out of a 365-day year). In addition, Executive shall be entitled to a guaranteed bonus at an annual rate of $400,000 beginning on May 13, 1999 (which shall be paid in equal bi-weekly installments).

          6. Section 4.3 (Vacations; Other Benefits) of the Employment Agreement, paragraph 3, is hereby amended by deleting the phrase "or Chief Executive Officer of the Company."

          7. Section 8 (Executive's Option to Terminate Agreement) of the Employment Agreement, paragraph (a), is hereby amended by deleting the phrase "or Chief Executive Officer of the Company."

          8. Section 9 (Consulting Agreement) of the Employment Agreement, paragraph (c), is hereby amended to read in its entirety as follows:

              (c) In consideration for the consulting services to be
                  rendered by the Executive, the Company shall pay the Executive during the first and second years of consultation an amount equal to 100% and 75%, respectively, of the total compensation ("Total
                  Compensation") accrued by the Company for services rendered by the Executive during 1998. Total Compensation shall be computed in the manner described in Section 6.3.

          9. Section 9 (Consulting Agreement) of the Employment Agreement is hereby amended to add a new paragraph to the end of such Section that reads as follows:

              The Executive shall be entitled to defer receipt of future consulting payments. The deferral election may be made under the Company's Deferred Compensation Program, or, if the Executive is not then eligible to participate in the Deferred Compensation Program, such other program with substantially the same economic benefits as are available under the Deferred Compensation Program.

IN WITNESS WHEREOF, the Company and the Executive have signed this Amendment No. 1 as of the date first above written.

Executive                                Leggett & Platt, Incorporated

/s/ HARRY M. CORNELL, JR.                By: /s/ ERNEST C. JETT
------------------------------------         -----------------------------------
Harry M. Cornell, Jr.                    Name:  Ernest C. Jett
                                                --------------------------------
                                         Title: Vice President
                                                --------------------------------

                                                                 EXHIBIT 10.1(1)

April 24, 2000                                                      CONFIDENTIAL
                                                                    ------------

MEMO TO:  Harry M. Cornell, Jr.

FROM:     Ernest C. Jett

SUBJECT:  Harry M. Cornell Employment Agreement
          Our File No.: 2-111-2B

--------------------------------------------------------------------------------

Your Employment Agreement terminates on May 10, 2000, unless it is extended for an additional one-year period upon mutual agreement between you and the Company. (See Tab 1 for a copy of your Agreement. I have highlighted the relevant Section 2.1.) The attached Unanimous Written Consent of the Compensation Committee dated March 14, 2000 extends the term of your Employment Agreement for one year, ending May 10, 2001. (See Tab 2.)

If you agree to the extension of your Employment Agreement, please indicate your agreement by signing below. Thank you.

Executive                                Leggett & Platt, Incorporated

/s/ HARRY M. CORNELL, JR.                  /s/ ERNEST C. JETT
---------------------------              ---------------------------------------
Harry M. Cornell, Jr.                    Ernest C. Jett
                                         Vice President

c:  Felix E. Wright

                                                                 EXHIBIT 10.1(1)

March 1, 2001

MEMO TO: Harry M. Cornell, Jr.

FROM:    Ernest C. Jett

RE:      Harry M. Cornell Employment Agreement
         Our File No.: 2-111-2B

--------------------------------------------------------------------------------

Dear Harry:

As you know, the Board of Directors approved the extension of your employment agreement for an additional one-year period (May 10, 2001 - May 10, 2002). See Tab 1 for a copy of your agreement.

If you agree to the extension of your Employment Agreement for this one year period, please indicate by signing below. Thank you.

Executive                                Leggett & Platt, Incorporated

/s/ HARRY M. CORNELL, JR.                 /s/ ERNEST C. JETT
---------------------------              ---------------------------------------
Harry M. Cornell, Jr.                    Ernest C. Jett
                                         Vice President

c:  Felix E. Wright